Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Palomar Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)
Fees to be Paid	Equity	Common stock	Rule 457(r)	1,380,000	$88.00	$121,440,000	0.00014760	$17,924.54
Total Offering Amounts						$121,440,000	—	$17,924.54
Total Fees Previously Paid						—	—	—
Total Fee Offsets(2)						—	—	$17,924.54
Net Fee Due(2)						—	—	$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rule 457(p)
Fee Offset Claims	Palomar Holdings, Inc.	S-3	333-239385	June 23, 2020	—	$17,924.54	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	—	$405,700,000 (2)	—
Fee Offset Sources	Palomar Holdings, Inc.	S-3	333-239385	—	June 23, 2020	—	—	—	—	—	$64,900(2)

(1) The registration fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended. This “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Filing Fee” table filed as Exhibit 107 to the Registration Statement on Form S-3 (File No. 333-275548) filed by Palomar Holdings, Inc. (the “Registrant”) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

(2) On June 23, 2020, the Registrant filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 (Registration No. 333-239385) (the “2020 Registration Statement”) registering the offer and sale of up to $500,000,000 of its securities specified therein and paid of a fee of $64,900. The Registrant has completed the offering of securities under the 2020 Registration Statement, and at the time of termination, $405,700,000 of common stock remained unsold under the 2020 Registration Statement, and $52,659 of previously-paid fees remain unutilized and available for future registration fees pursuant to Rule 457(p) under the Securities Act.